The Adverse Effects of Roaring Blue Lion’s Proposed Changes May 21, 2018 Nasdaq: HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forw ard-looking statements in this presentation include, among other matters, statements regarding our business plans and strategies, general economic trends (particularly those that affect mortgage origination and refinance activity) and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our filings with the Securities and Exchange Commission (the “SEC”), including but not limited to our annual report on Form 10-K for the year ended December 31, 2017, under the heading Item 1A- “Risk Factors.” Many of these factors and events that affect the volatility in our stock price and shareholders’ response to those factors and events are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include without limitation changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative findings or actions that may increase capital requirements or otherwise constrain our ability to do business, including restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities, risks related to our ability to realize the expected cost savings from our recent restructuring activities in our single family mortgage lending operations, continue to expand our commercial and consumer banking operations, grow our franchise and capitalize on market opportunities, manage our overall growth efforts cost-effectively to attain the desired operational and financial outcomes, manage the losses inherent in our loan portfolio, make accurate estimates of the value of our non-cash assets and liabilities, maintain electronic and physical security of customer data, respond to restrictive and complex regulatory environment, and attract and retain key personnel. In addition, the volume of our mortgage banking business as well as the ratio of loan lock to closed loan volume may fluctuate due to challenges our customers may face in meeting current underwriting standards, a change in interest rates, an increase in competition for such loans, changes in general economic conditions, including housing prices and inventory levels, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and legislative or regulatory actions or reform that may affect our business or the banking or mortgage industries more generally. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof. Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the quarter ended March 31, 2017. All financial data should be read in conjunction with our audited and unaudited consolidated financial statements and the notes thereto. p. 1

Important Additional Information Important Additional Information HomeStreet, Inc. (“HMST” or the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2018 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the SEC in connection with such solicitation of proxies from the Company’s shareholders (the “Definitive Proxy Statement”). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Definitive Proxy Statement contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. In the event that holdings of the Company’s securities change from the amounts disclosed in the Definitive Proxy Statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.homestreet.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Shareholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.homestreet.com in the section “Investor Relations.” p. 2

Executive Summary  Over the course of its campaign, Roaring Blue Lion has pressed for changes that, in our view, fail to take into account the practical, and in many cases adverse, financial impacts these changes would have on HomeStreet.  We believe Roaring Blue Lion’s suggestions would also have significant negative reputational and competitive effects on HomeStreet’s business – which while less quantifiable would also be highly value-destructive.  Any attempt to quantify the effect of Roaring Blue Lion’s proposed ideas on earnings per share (“EPS”) must also take into account all consequences of these ideas.  We believe Roaring Blue Lion’s suggestions and analysis are not informed by actual banking operational experience and would result in a dilutive impact on forward EPS and negatively affect the Company’s financial performance – as demonstrated in the following slides. p. 3

Sale of Mortgage Servicing Rights Roaring Blue Lion has recommended that HomeStreet sell its single family mortgage loan servicing portfolio • This recommendation fails to consider that our servicing infrastructure also supports a significant portion of our loans held for investment. • At March 31, 2018, approximately 30% of our loan portfolio consisted of single family mortgage loans and approximately 10% consisted of home equity and other consumer loans. • At March 31, 2018, we serviced single family loans for others totaling $23.2 billion in unpaid principal balances with a carrying value of $294.1 million. • Loan servicing is a business run most efficiently at larger scales, so a sale of our mortgage servicing rights would be expected to materially increase the cost of servicing loans retained by the Commercial & Consumer Banking segment’s held for investment loan portfolio. • We estimate that the sale of our mortgage servicing rights would also require the abandonment of approximately $600 million of low and no cost deposits that are associated with our servicing business and that have an average cost of 0.25%. • The loss of deposit balances of this magnitude could not reasonably be replaced quickly without increasing the proportion of our funding represented by wholesale borrowings above levels considered safe and sound by the Company and its regulators. • In the event the Company were to sell its mortgage servicing rights, the Company would in turn expect to decrease the size of its loan portfolio, which is currently yielding 4.47%, by the amount of the lost funding. • We estimate that the cumulative impact of this strategy would result in a reduction in pre -tax income of approximately $25 million. p. 4

Sale of Mortgage Servicing Rights (continued) Roaring Blue Lion has recommended that HomeStreet sell its single family mortgage loan servicing portfolio • Since our single family mortgage origination loan officers have a direct and ongoing relationship with our borrowers, the sale of our servicing portfolio would adversely affect our future mortgage banking origination volume. • Through this direct relationship, our loan officers currently have the opportunity to refinance loans in this portfolio, recapturing approximately 20% to 40% of our runoff over the past six quarters. • A sale of servicing would prohibit us from soliciting loans for refinancing from our servicing portfolio. • Assuming a 10% constant pre-payment rate and 30% recapture rate a sale of our servicing portfolio would be expected to decrease total loan origination volume by approximately $700 million, which at a composite profit margin of 3.18% would result in approximately $22.2 million of lost pre-tax revenue. • Assuming variable expense savings of 120 basis points on this lost volume and a reduction of 601 full time employees (“FTEs”) at an average annual cost of $135,000 per FTE, mortgage origination expenses would decline by $16.5 million, partially offsetting the revenue impact from this loss of volume. • We estimate that the cumulative effect of the above would be a reduction of pre-tax income of approximately $5.7 million. • We estimate that the sale of our entire mortgage servicing rights portfolio would also adversely impact our insurance agency commissions, by approximately $1 million, or approximately 50% of our current run rate. • Finally, while less calculable, HomeStreet would lose a key market differentiator, as borrowers historically place a premium on their loans continuing to be serviced by HomeStreet. p. 5 160 = estimated 9.2% recapture loss share (7.0m / 7.6b lock volume) * 50% * 1,307 total FTEs as of March 31, 2018.

Roaring Blue Lion Fundamentally Does Not Understand HomeStreet’s Commercial & Consumer Banking Segment Proposing $25 million of annual expense reductions in HomeStreet’s Commercial & Consumer Banking segment would adversely impact shareholder value • We believe the personnel and non-personnel expense reductions necessary to effect a $25 million reduction in segment expenses would significantly damage HomeStreet’s banking franchise, halt growth and diversification away from mortgage banking and adversely affect shareholder value. • Since our IPO, we have delivered a 23% compound annual growth rate, recognized by Forbes Magazine who ranked HomeStreet among its list of 100 fastest growing companies in 2017. Growth of this nature requires significant investment and defers attainment of best in class efficiency ratios. Notwithstanding this challenge, HomeStreet has produced consistent improvements in the efficiency ratio of our Commercial & Consumer Banking segment through operating leverage and growth. • $25 million of annual expense reductions would likely include the closure of many of HomeStreet’s retail banking branches, as suggested by Roaring Blue Lion. Since December 2012, HomeStreet has opened 21 de novo branches that have significantly grown our core deposit base. In the last four quarters alone, de novo branches grew deposits 65%. • An expense reduction of this magnitude would require significant reductions in lending and retail deposit personnel as well as marketing and other business development expenses which would damage HomeStreet’s ability to replace loan and deposit run off, resulting in the shrinkage of the segment’s business. p. 6

Reduce Operating Expenses in Commercial & Consumer Banking Segment by $25 Million Roaring Blue Lion has proposed the closure of deposit branches with low deposits • This proposal ignores the fact that the majority of our smaller branches are de novo and have been open for less than five years. • These de novo branches have contributed not only to a 21% compound annual growth rate of our deposit portfolio, supporting our loan growth, but also to a shift in the mix of our deposits from that of a traditional thrift relying primarily on certificates of deposits to one more of a commercial and consumer bank relying on lower cost core deposits. • Assuming the closure of all of our branches with less than $25 million in deposits, or 19 branches of our total network at March 31, 2018, we would need to replace approximately $235 million of deposits with wholesale deposits and borrowings, which are approximately 200 basis points1 more expensive for the same average term structure. • We estimate that the impact of these branch closures would be a reduction in pre-tax income of approximately $5.1 million.2 1Assuming cost of deposits at de novo branches of 90 BPS and equivalent wholesale sources of funds at 295 BPS. De novo branche s typically have higher cost deposits as we drive growth with the use of promotional interest rates. Eventually these costs migrate down to system wide rates as de novo branches mature. 2Assuming additional revenue loss of approximately $14,000 per branch of deposit and other fee income from these 19 branches, or $ 270,000, and revenue associated with consumer loans sourced through these 19 branches of approximately $10,000 per branch, or $ 14,000, at a loan yield of 7.5% . p. 7

Reduce Mortgage Banking Expenses Roaring Blue Lion proposes that HomeStreet reduce expenses in the Mortgage Banking segment to achieve an efficiency ratio of 87% • This proposal ignores the fact that the efficiency ratio is a function of both revenues and expenses, and that any significant reductions in operating expenses will also have an adverse impact on revenues. • Current profit margins, and in turn revenues, in the mortgage banking industry are at cyclical lows making achievement of lower efficiency ratios more challenging. • Our strategy has been to optimize origination capacity and thereby reduce expenses in the segment by closing and consolidating offices, reducing headcount, and implementing technology improvements. • We believe that suggesting that the Mortgage Banking segment can materially reduce expenses in the current mortgage cycle of lower origination volume and profit margins, without adversely affecting revenues, is unreasonable. p. 8

Conclusion  Only considering the calculable impacts of Roaring Blue Lion’s suggestions, we estimate earnings per share would decline by approximately $1.08 (assuming a 21.5% tax rate and 27.2 million average shares outstanding).1  In our view, the incalculable effects of Roaring Blue Lion’s proposals will adversely impact shareholder value and will materially adversely affect the Company’s ability to achieve its diversification and growth goals.  When evaluating ideas or proposals, HomeStreet’s management team and Board of Directors must consider all of the long-term financial impacts of strategic choices or transactions on each of our businesses and results of operations.  Similarly, we recommend investors carefully consider all of the consequences of the proposed changes put forth by Roaring Blue Lion and completely evaluate the practical impacts of these ideas on the long-term health and profitability of HomeStreet. p. 9 1These calculations do not account for anticipated restructuring charges around real estate and severance charges or other one time charges. Also not included are reductions in revenue, growth rate, marketing or other expenses.